Exhibit 4.4

MR. A. SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Rights Agent: Computershare Trust Company, N.A. 150 Royall Street, Suite V Canton, Massachusetts 02021 Information Agent: Georgeson LLC Banks, brokers and shareholders call toll-free: (866) 856-6388

EMERALD HOLDING, INC. SUBSCRIPTION RIGHTS OFFERING

THIS SUBSCRIPTION RIGHTS OFFERING (“RIGHTS OFFERING”) EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2020, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

Emerald Holding, Inc. (the “Company”) has distributed to each holder of its common stock, par value $0.01 per share (the “Common Stock”), owned as of record (each a “Record Holder”) at 5:00 p.m., New York City time, on             , 2020 (the “Record Date”), at no charge, one (1) non-transferable right (the “Rights”), for each share of Common Stock held as of the Record Date, to purchase one share of 7% Series A Convertible Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) of the Company at a subscription price of $5.60 per share (the “Subscription Price”). The terms and conditions of the Rights Offering are set forth in the Company’s Prospectus dated             , 2020 (as it may be amended or supplemented, the “Prospectus”), which is incorporated into this Rights Certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. The owner of this certificate is entitled to the number of Rights, and is entitled to exercise the Rights for the number of shares of Common Stock, shown on this Rights Certificate.

THE RIGHTS ARE NON-TRANSFERABLE

The Rights are non-transferable (except by operation of law). The Rights will not be listed on any securities exchange or quoted on any automated quotation system.

SUBSCRIPTION PRICE

The Subscription Price for the Rights is $5.60 per share.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF SERIES A PREFERRED STOCK THAT YOU ARE REQUESTING TO PURCHASE TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. RIGHTS HOLDERS SHOULD CAREFULLY REVIEW THE PROSPECTUS AND CONSULT THEIR LEGAL, TAX AND FINANCIAL ADVISORS BEFORE EXERCISING THEIR RIGHTS.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert. #
123456789	XXXX	Subscription Rights	XXXXXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

You must timely pay the full Subscription Price for the full number of shares you wish to acquire pursuant to the subscription Rights. If you are the Record Holder, you must deliver payment to the Subscription Agent via personal check drawn upon a U.S. bank; please reference your Rights Certificate control number on your check. If your shares are held in the name of a broker, dealer, bank or other nominee, you should deliver payment to such broker, dealer, bank or other nominee, as applicable, in accordance with the instructions provided by such nominee.

Payments of the Subscription Price for the Series A Preferred Stock will be held in an escrow account until five (5) business days following the Expiration Date, unless the Company withdraws or terminates the Rights Offering. No interest will be paid to you on the funds you deposit with the Subscription Agent. You will not receive any interest on the payments held by the Subscription Agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:
☐	I apply for ALL of my entitlement of Series A Preferred Stock pursuant to the subscription Rights	(no. of Rights)	× 1 =	(no. of new shares)	× $5.60 = (per share)	$

EXAMPLE: If you own 1,000 shares of Common Stock, your subscription Right permits the purchase of 1,000 shares of Series A Preferred Stock. 1,000 purchase Rights x 1 = 1,000

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐	I apply for			(no. of new shares)	× $5.60 = (per share)	$
			Amount of check enclosed			$

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE: Please disregard this mailing.

SECTION 2: SUBSCRIPTION AUTHORIZATION:

I acknowledge that I have received the Prospectus for this Rights Offering and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the subscription Rights in the Rights Offering.

Signature of Subscriber(s)

(and address if different than that listed on this Rights Certificate)

Telephone number (including area code)

Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer; COY: EEXE, P.O. Box 43011, Providence, RI 02940-3011

By Express Mail, Overnight Courier: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer; COY: EEXE, 150 Royall Street, Suite V, Canton, MA 02021

DELIVERY OF THIS RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Any questions regarding this Rights Certificate and Rights Offering may be directed to Georgeson LLC, toll free at (866) 856-6388.